UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2011 (November 4, 2011)

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Effective November 4, 2011, R. Eugene Cartledge retired as Lead Director and as a member of the Board of Directors (the “Board”) of Blount International, Inc. (the “Corporation”). Mr. Cartledge had been a Director from September 1994 through August 19, 1999 and from April 2002 continuously until his retirement. He has served as the Lead Director since May 2010, Chairman of the Audit Committee since April 2002 and as a Member of the Compensation Committee from February 2004 to July 2010 and Member of the Nominating & Corporate Governance Committee from February 2005 to July 2010. Previously, during his first tenure with the Corporation, he served variously as a Member of the Acquisition, Audit and Executive Committees. There were no disagreements between Mr. Cartledge and the Corporation.

On behalf of the full Board, Chairman and CEO Josh Collins thanked Mr. Cartledge for his leadership, guidance and service to the Corporation. As noted in the Corporation’s recent Proxy Statement, Mr. Cartledge’s “knowledge of the Corporation and its businesses, as well as its several transformations, is unparalleled.”

The vacancies created by Mr. Cartledge’s resignation will remain open for the time being but the number of Directors constituting a full Board will remain at eight. The election of a Lead Director to replace Mr. Cartledge will be held in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
(Registrant)

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Senior Vice President, General
Counsel and Secretary

Date: November 9, 2011

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